UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 28, 2005

Commerce Bancshares, Inc.

(Exact name of registrant as specified in its charter)

Missouri	0-2989	43-0889454

(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Walnut,
Kansas City, MO		64106

(Address of principal executive offices)		(Zip Code)

(816) 234-2000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

     On January 28, 2005 the Company’s Board of Directors approved the recommendations of the Compensation and Human Resources Committee with respect to the base salary for 2005 (effective April 1, 2005) and the payment of cash bonuses to the Company’s CEO and its other named executive officers in accordance with the Company’s Executive Incentive Compensation Plan. The Board also approved the Committee’s recommendations for the grant to those individuals of non-qualified stock options pursuant to the Company’s 1996 Incentive Stock Option Plan as restated in 2001 and restricted stock awards under the Company’s Amended and Restated Restricted Stock Plan.

				Shares of	Restricted
		2005	2004 Cash	Non-Qualified	Stock
		Salary	Bonus	Stock Options	Award
Executive Officer	Title	$	$	#	#
David W. Kemper	Chairman, President & CEO	760,725	558,600	85,000	4,054
Jonathan M. Kemper	Vice Chairman	394,125	200,000	36,000	1,452
Seth M. Leadbeater	Vice Chairman	310,000	140,000	18,000	1,016
Charles G. Kim	Executive Vice President	285,000	131,000	15,000	951
Kevin G. Barth	Senior Vice President	285,000	120,000	15,000	871

     Effective January 28, 2005, Mr. Charles Kim became a new named executive officer for the Company. Mr. Kim is an Executive Vice President of the Company. As are all employees, Mr. Kim is an at-will employee and does not have a written employment contract. As do certain other employees, Mr. Kim has a Severance Agreement that provides, among other things, that if his employment is terminated by the Company with “cause” or by him for “good reason” either during the twelve months before or the three years after a “change in control”, or if he voluntarily terminates for any reason during the 30 days following one year after a “change in control”, he shall receive three times the sum of his annualized base salary in effect twelve months prior to the “change in control”, and his average annual bonus for the prior three years; the greater of his actual bonus for the preceding year or his target bonus for the current year (prorated for the year in which the termination occurs); and continuation of health and welfare benefits for he and his spouse for three years or until age 65 if sooner, at a cost equal to such rates paid from time to time by similarly situated employees of the Company, “grossed up” to cover any excise tax imposed by Section 4999 of the Internal Revenue Code.

Item 8.01 Other Events

     On January 28, 2004 the Company’s Board of Directors approved a revised policy for use of the Company’s airplane. Responsibility for determining those who can use the airplane for business purposes rests with the Chairman of the Board or his designee. Personal use of the airplane must be approved by the Chairman of the Board, President or Vice Chairman of the Board. Use of the Company airplane for personal purposes is taxable to the employee as a taxable fringe benefit in accordance with IRS guidelines.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMERCE BANCSHARES, INC. By:\s\ Jeffery D. Aberdeen
Jeffery D. Aberdeen Controller (Chief Accounting Officer)

Date: February 3, 2005